As filed with the Securities and Exchange Commission on April 23, 2021

Registration No. 333-238686

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SANOFI

(Exact name of Registrant as specified in its charter)

Republic of France	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

54, rue La Boétie

75008 Paris

France

(Address of Registrant’s principal executive offices)

ACTION 2020 SHAREHOLDING PLAN

(Full title of the plan)

Thierry Vernier

Vice President and Chief Financial Officer

Sanofi U.S. Services Inc.

55 Corporate Drive

Bridgewater, New Jersey 08807

Tel. No. +1 (908) 981-5000

(Name, address and telephone number of agent for service)

Copies to:

Sami Toutounji

Shearman & Sterling LLP

7 rue Jacques Bingen

75017 Paris, France

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “small reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, Registration No. 333-238686 (the “Registration Statement”), is being filed to deregister certain shares of Sanofi (the “Registrant”) Ordinary Shares (the “Shares”) that were registered for issuance pursuant to the Action 2020 Shareholding Plan (the “2020 Plan”). The Registration Statement, which was filed with the Securities and Exchange Commission on May 26, 2020, registered 500,000 Shares issuable pursuant to the 2020 Plan. The Registration Statement is hereby amended to deregister the 152,813 Shares that were previously registered and that remain unissued under the 2020 Plan.

SIGNATURES

THE REGISTRANT. Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paris, France on April 20, 2021.

SANOFI
By:	/s/ Karen Linehan
Name:	Karen Linehan
Title:	Vice President Legal Affairs and General Counsel

Note: In reliance upon Rule 478 under the U.S. Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment No. 1.